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                                    DOE RUN
Internal                                          SUITE 300 - 1801 PARK 270 DR
Correspondence
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                                                  Exhibit 10.4

                                 THE DOE RUN COMPANY

                              EXECUTIVE TAX SERVICES PLAN


Purpose

The purpose of this Plan is to provide eligible executives of The Doe Run Company with assistance in personal tax planning and compliance without undue diversion of the executive's time and attention from pressing Company responsibilities.

Eligibility

Only those executives of The Doe Run Company who are in Salary Grade 26 or above and who are designated by the Chief Executive as participants of this plan are eligible.

Procedures

Charges for services rendered under this Plan for eligible executives of The Doe Run Company should be forwarded to the vice president, Human Resources for approval and payment.

Total costs incurred by an eligible executive covered by this Plan may not exceed $1,500 for any calendar year. The $1,500 amount will be applied without regard to the particular tax returns prepared or consulting services rendered. Costs in excess of $1,500 per calendar year will be charged to the executive.

Charges, up to the $1,500 maximum payable amount that are paid by The Doe Run Company, will be included in the executive's total compensation as reported to federal and state tax authorities.

In the event of the death of an eligible executive, this Plan will continue in force for expenses resulting from the calendar year in which the death occurred. Services provided by this Plan will be made available to the executive's designated beneficiary up to the annual maximum of $1,500, less any payments previously made during that year.

All benefits under this Plan will immediately cease for those executives who are terminated from the company for any reason other than death, retirement or permanent and total disability.

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Effective Date

This Plan is effective upon the divestiture of Doe Run by Fluor and the resultant expiration of eligibility for participation by an eligible executive in the Fluor Tax Services Plan.

Plan Termination

This Executive Tax Services Plan is provided solely as a prerogative of The Doe Run Company and may be modified or terminated at any time by determination of the President and Chief Executive Officer and immediate notification to the participant(s).

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